                        CALIFORNIA COMMERCIAL BANKSHARES

                             1995 STOCK AWARD PLAN

                               TABLE OF CONTENTS

                                                                          Page
  I.   THE PLAN .........................................................   1

       1.1    Purpose ...................................................   1
              -------

       1.2    Administration ............................................   1
              --------------

       1.3    Participation .............................................   2
              -------------

       1.4    Stock Subject to the Plan .................................   2
              -------------------------

       1.5    Grant of Awards ...........................................   2
              ---------------

       1.6    Exercise of Awards ........................................   3
              ------------------

 II.   OPTIONS ..........................................................   3

       2.1     Grants ...................................................   3
               ------

       2.2     Option Price .............................................   3
               ------------

       2.3     Option Period ............................................   4
               -------------

       2.4     Exercise of Options ......................................   4
               -------------------

       2.5     Limitations on Grant of Incentive Stock Options ..........   5
               -----------------------------------------------

       2.6     Non-Employee Director Awards .............................   5
               ----------------------------

 III.  STOCK APPRECIATION RIGHTS ........................................   7

       3.1     Grants ...................................................   7
               ------

       3.2     Exercise of Stock Appreciation Rights ....................   8
               -------------------------------------

       3.3     Payment ..................................................   8
               -------

 IV.   RESTRICTED STOCK AWARDS ..........................................   9

       4.1     Grants ...................................................   9
               ------

       4.2     Restrictions .............................................   9
               ------------

  V.   PERFORMANCE SHARE AWARDS .........................................  10

       5.1     Grants ...................................................  10
               ------

 VI.   OTHER PROVISIONS .................................................  10

       6.1  Rights of Eligible Employees, Participants and
            ----------------------------------------------
            Beneficiaries ...............................................  10
            -------------

       6.2  Adjustments Upon Changes in Capitalization ..................  11
            ------------------------------------------

       6.3  Termination of Employment ...................................  12
            -------------------------

       6.4  Acceleration of Awards ......................................  14
            ----------------------

       6.5  Government Regulations ......................................  14
            ----------------------

       6.6  Tax Withholding .............................................  15
            ---------------

       6.7  Amendment, Termination and Suspension .......................  16
            -------------------------------------

       6.8  Privileges of Stock Ownership; Nondistributive Intent .......  16
            -----------------------------------------------------

       6.9  Effective Date of the Plan ..................................  17
            --------------------------

       6.10 Term of the Plan ............................................  17
            ----------------

       6.11 Governing Law ...............................................  17
            -------------

       6.12 Transfer and Other Restrictions under Rule 16b-3 ............  17
            ------------------------------------------------

       6.13 Financial Statements ........................................  18
            --------------------

VII.   DEFINITIONS ......................................................  18

       7.1 Definitions ..................................................  18
           -----------

                        CALIFORNIA COMMERCIAL BANKSHARES
                             1995 STOCK AWARD PLAN

I.   THE PLAN.

     1.1  Purpose.
          --------

          The purpose of this Plan is to promote the success of the Company and its Subsidiaries by providing an additional means to attract, motivate and retain key personnel of the Company and its Subsidiaries through the grant of Options and other Awards/1/ that provide added long term incentives for high levels of performance and for significant efforts to improve the financial performance of the Company and its Subsidiaries.

     1.2  Administration.
          ---------------

          (a) This Plan shall be administered by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or the unanimous written consent of its members. In the event action by the Committee is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature. The Committee may delegate administrative functions to individuals who are officers or employees of the Company.

          (b) Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, to further define the terms used in this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this Plan, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The determination of the Committee on any of the foregoing matters shall be conclusive.

- --------------

/1/ For definitions of these and other capitalized terms, see Section 7.1, Definitions.

          (c) Any action taken by, or inaction of, the Company, any Subsidiary, the Board or the Committee relating to this Plan shall be within the absolute discretion of that entity or body. No member of the Board or Committee, or officer of the Company or any Subsidiary, shall be liable for any such action or inaction.

          (d) Subject to the requirements of Section 7.1(i), the Board, at any time it so desires, may increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise.

     1.3  Participation.
          --------------

          Awards may be granted only to Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Except as provided in Section 2.6 below, members of the Board who are not officers or employees of the Company shall not be eligible to receive Awards.

     1.4  Stock Subject to the Plan.
          --------------------------

          The stock to be offered under this Plan shall be shares of the Company's authorized but unissued Common Stock. The aggregate amount of Common Stock that may be issued or transferred pursuant to Awards granted under this Plan shall not exceed the sum of 750,000 shares, subject to adjustment as set forth in Section 6.2. If any Option and any related Stock Appreciation Right shall lapse or terminate without having been exercised in full, or any Common Stock subject to a Restricted Stock Award shall not vest or any Common Stock subject to a Performance Share Award shall not have been transferred, the unpurchased, unvested or nontransferred shares subject thereto shall again be available for purposes of this Plan.

     1.5  Grant of Awards.
          ----------------

          Subject to the express provisions of this Plan, the Committee shall determine from the class of Eligible Employees those individuals to whom Awards under this Plan shall be granted, the terms of Awards (which need not be identical) and the number of shares of Common Stock subject to each Award; provided, however, that the aggregate number of shares of Common Stock subject to Awards that may be granted to any employee in any twelve month period may not exceed 30,000. Each Award shall be subject to the terms and conditions set forth in this Plan and such other terms and conditions established by the Committee as are not inconsistent with the purpose and provisions of this Plan and shall contain such terms and conditions as may be required by the California Department of Corporations. The grant of an Award is made on the Award Date.

     1.6  Exercise of Awards.
          -------------------

          An Option or Stock Appreciation Right shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Participant, together with payment of the purchase price made in accordance with Section 2.2(a), except to the extent payment may be permitted to be made following delivery of written notice of exercise in accordance with Section 2.2(b). Notwithstanding any other provision of this Plan, the Committee may impose, by rule and in Award Agreements, such conditions upon the exercise of Awards (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 16b-3 (or any successor rule) promulgated by the Commission.

II.  OPTIONS.

     2.1  Grants.
          -------

          One or more Options may be granted to any Eligible Employee. Each Option so granted shall be designated by the Committee as either a Nonqualified Stock Option or an Incentive Stock Option.

     2.2  Option Price.
          -------------

          (a) The purchase price per share of Common Stock covered by each Option shall be determined by the Committee, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. The purchase price of any shares purchased shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by check payable to the order of the Company,
(ii) if authorized by the Committee or specified in the Option being exercised, by a promissory note made by the Participant in favor of the Company, upon the terms and conditions determined by the Committee, and secured by the Common Stock issuable upon exercise in compliance with applicable law (including, without limitation, state corporate law and federal margin requirements) or (iii) if authorized by the Committee or specified in the Option being exercised, by shares of Common Stock of the Company already owned by the Participant; provided, however, that any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

          (b) In addition to the payment methods described in subsection (a), the Option may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a bank or broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price and, unless otherwise allowed by the Committee, any applicable tax withholding under Section
6.6. The Company shall not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor.

     2.3  Option Period.
          --------------

          Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than 10 years after the Award Date, and shall be subject to earlier termination as hereinafter provided.

     2.4  Exercise of Options.
          --------------------

          Except as otherwise provided in Sections 6.3 and 6.4, an Option may become exercisable, in whole or in part, on the date or dates specified in the Award Agreement and thereafter shall remain exercisable until the expiration or earlier termination of the Option; provided that the Option shall become
                                   ---------
exercisable at the rate of at least 20% per year over five years from the date that the Option is granted. No Option shall be exercisable for at least six months after the Award Date, except in the case of death or Total Disability. The Committee may, at any time after grant of the Option and from time to time, increase the number of shares exercisable at any time so long as the total number of shares subject to the Option is not increased. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 10 shares of Common Stock may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option.

     2.5  Limitations on Grant of Incentive Stock Options.
          ------------------------------------------------

          (a) To the extent that the aggregate fair market value of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company and its Subsidiaries, such options shall be treated as nonqualified stock options. For purposes of determining whether the $100,000 limit is exceeded, the fair market value of stock subject to options shall be determined as of the date the options are awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Company may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

          (b) There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an "incentive stock option" as that term is defined in Section 422A of the Code.

          (c) No Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, owns shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

     2.6  Non-Employee Director Awards.
          -----------------------------

          (a) Participation. Awards under this Section 2.6 shall be made only to
              --------------
Non-Employee Directors.

          (b) Option Grants. Each person who is a Non-Employee Director in
              ---------------
office at the time that the provisions of Section 2.6 of this Plan are first approved by shareholders shall be granted without further action a Nonqualified Stock Option to purchase 10,000 shares of Common Stock (the grant date or award date of which shall be the date of the meeting at which the Board of Directors of the Company approved the Award).

          (c) Option Price. The purchase price per share of the Common Stock
              -------------
covered by each Option granted pursuant to this Section 2.6 shall be one hundred percent of the Fair Market Value of the Common Stock on the Award Date. The purchase price of any shares purchased shall be paid in full at the time of each purchase in cash or by check or in shares of Common Stock valued at their Fair Market Value on the business day next preceding the date of exercise of the Option, or partly in such shares and partly in cash.

          (d) Option Period. Each Option granted under this Section 2.6 and all
              --------------
rights or obligations thereunder shall expire on the tenth anniversary of the Award Date and shall be subject to earlier termination as provided below.

          (e) Exercise of Options. Except as otherwise provided in Sections
              --------------------
2.6(f) and 2.6(g), each Option granted under this Section 2.6 shall become exercisable as to one-third of the covered shares twelve months after the Award Date, as to an additional one-third of the covered shares twenty-four months after the Award Date and as to all covered shares thirty-six months after the Award Date.

          (f) Termination of Directorship. If a Non-Employee Director
              ----------------------------
Participant's services as a member of the Board terminate, each Option granted pursuant to Section 2.6(b) hereof held by such Non-Employee Director Participant which is not then exercisable shall terminate; provided, however, that if a Non-Employee Director Participant's services as a member of the Board terminate by reason of death or Total Disability, the Committee may, in its discretion, consider to be exercisable a greater portion of any such Option than would otherwise be exercisable, upon such terms as the Committee shall determine. If a Non-Employee Director Participant's services as a member of the Board terminate by reason of death or Total Disability, any portion of any such Option which is then exercisable may be exercised for one year after the date of such termination or the balance of such Option's term, whichever period is shorter. If a Non-Employee Director Participant's services as a member of the Board terminate for any other reason, any portion of any such Option which is then exercisable may be exercised for three months after the date of such termination or the balance of such Option's term, whichever period is shorter.

          (g) Acceleration Upon an Event. Immediately prior to the occurrence of
              ---------------------------
an Event, in order to protect the holders of Options granted under this Section 2.6, each Option granted under Section 2.6(b) hereof shall become exercisable in full.

          (h) Limitation on Amendments and Authority. Notwithstanding any other
              ---------------------------------------
provision of this Plan, the provisions of this Section 2.6 shall not be amended more than once every six months, other than as may be necessary to conform with any applicable changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the applicable rules thereunder. Any discretionary authority granted to the Board or the Committee pursuant to this Plan shall not be applicable to Options granted pursuant to this Section 2.6.

          (i) Transfer and Other Restrictions Under Rule 16b-3. The provisions
              -------------------------------------------------
of Section 6.12 are incorporated herein by this reference, except that each time the words "Participant" and "Participants" appear in such section they shall be replaced with the words "Non-Employee Director Participant" and "Non-Employee Director Participants," respectively.

          (j) Adjustments. The specific numbers of shares stated in the
              ------------
foregoing provisions of Section 2.6(b) hereof and the consideration payable for such shares shall be subject to adjustment in certain events as provided in
Section 6.2 of this Plan.

          (k) Effective Date of Section 2.6. This Section 2.6 shall be effective
              ------------------------------
as of the date of Board approval (January 25, 1995), subject to shareholder approval within twelve months after such date.

III. STOCK APPRECIATION RIGHTS.

     3.1  Grants.
          -------

          In its discretion, the Committee may grant Stock Appreciation Rights concurrently with the grant of Options. A Stock Appreciation Right shall extend to all or a portion of the shares covered by the related Option. A Stock Appreciation Right shall entitle the Participant who holds the related Option, upon exercise of the Stock Appreciation Right and surrender of the related Option, or portion thereof, to the extent the Stock Appreciation Right and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 3.3. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422A of the Code and the regulations promulgated thereunder. In its discretion, the Committee may also grant Stock Appreciation Rights independently of any Option subject to such conditions as the Committee may in its absolute discretion provide.

     3.2  Exercise of Stock Appreciation Rights.
          --------------------------------------

          (a) A Stock Appreciation Right granted concurrently with an Option shall be exercisable only at such time or times, and to the extent, that the related Option shall be exercisable and only when the Fair Market Value of the stock subject to the related Option exceeds the exercise price of the related Option.

          (b) In the event that a Stock Appreciation Right granted concurrently with an Option is exercised, the number of shares of Common Stock subject to the related Option shall be charged against the maximum amount of Common Stock that may be issued or transferred pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall also be reduced by such number of shares.

          (c) If a Stock Appreciation Right granted concurrently with an Option extends to less than all the shares covered by the related Option and if a portion of the related Option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less than the remaining number of shares subject to such Stock Appreciation Right.

          (d) A Stock Appreciation Right granted independently of any Option shall be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

     3.3  Payment.
          --------

          (a) Upon exercise of a Stock Appreciation Right and surrender of an exercisable portion of the related Option, the Participant shall be entitled to receive payment of an amount determined by multiplying

               (i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

               (ii) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

          (b) The Committee, in its sole discretion, may settle the amount determined under paragraph (a) above solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. In any event, cash shall be paid in lieu of fractional shares. Absent a determination to the contrary, all Stock Appreciation Rights shall be settled in cash as soon as practicable after exercise. The exercise price for the Stock Appreciation Right shall be the exercise price of the related Option. Notwithstanding the foregoing, the Committee may, in the Award Agreement, determine the maximum amount of cash or stock or a combination thereof which may be delivered upon exercise of a Stock Appreciation Right.

          (c) Upon exercise of a Stock Appreciation Right granted independently of any Option, the Participant shall be entitled to receive payment of an amount based on a percentage, specified in the Award Agreement, of the difference obtained by subtracting the Fair Market Value per share of Common Stock on the Award Date from the Fair Market Value per share of Common Stock on the date of exercise of the Stock Appreciation Right. Such amount shall be paid as described in paragraph (b) above.

IV.  RESTRICTED STOCK AWARDS.

     4.1  Grants.
          -------

          Subject to Section 1.4, the Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such shares by the Participant and the restrictions imposed on such shares, which restrictions shall not terminate earlier than six months after the Award Date.

     4.2  Restrictions.
          -------------

          (a) Shares of Common Stock included in Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such shares have vested.

          (b) Participants receiving Restricted Stock shall be entitled to dividend and voting rights for the shares issued even though they are not vested, provided that such rights shall terminate immediately as to any forfeited Restricted Stock.

          (c) In the event that the Participant shall have paid cash in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned upon a forfeiture (with or without an earnings factor).

V.   PERFORMANCE SHARE AWARDS.

     5.1  Grants.
          -------

          The Committee may, in its discretion, grant Performance Share Awards to Eligible Employees based upon such factors as the Committee shall determine. A Performance Share Award agreement shall specify the number of shares of Common Stock subject to the Performance Share Award, the price, if any, to be paid for such shares by the Participant and the conditions upon which issuance to the Participant shall be based, which issuance shall not be earlier than six months after the Award Date.

VI.  OTHER PROVISIONS.

     6.1  Rights of Eligible Employees, Participants and Beneficiaries.
          -------------------------------------------------------------

          (a) Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to any Eligible Employee generally.

          (b) Nothing contained in this Plan (or in Award Agreements or in any other documents related to this Plan or to Awards) shall confer upon any Eligible Employee or Participant any right to continue in the service or employ of the Company or any Subsidiary or constitute any contract or agreement of service or employment, or interfere in any way with the right of the Company or any Subsidiary to reduce such person's compensation or other benefits or to terminate the services or employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant.

          (c) Amounts payable pursuant to an Award shall be paid only to the Participant or, in the event of the Participant's death, to the Participant's Beneficiary or, in the event of the Participant's Total Disability, to the Participant's Personal Representative or, if there is none, to the Participant. Other than by will or the laws of descent and distribution, no benefit payable under, or interest in, this Plan or in any Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities, engagements or torts of any Eligible Employee, Participant or Beneficiary. The Committee shall disregard any attempted transfer, assignment or other alienation prohibited by the preceding sentence and shall pay or deliver such cash or shares of Common Stock in accordance with the provisions of this Plan.

          (d) No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company or any of its Subsidiaries by reason of any Award granted hereunder. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     6.2  Adjustments Upon Changes in Capitalization.
          -------------------------------------------

          (a) If the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Company or of another issuer, or if additional shares or new or different securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger to which the Company is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate adjustment shall be made in the number and kind of shares or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards. A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change and to the price, if any, paid in connection with Restricted Stock Awards or Performance Share Awards shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Award not exercised but with a corresponding adjustment in the price for each share. Corresponding adjustments shall be made with respect to Stock Appreciation Rights based upon the adjustments made to the Options to which they are related or, in the case of Stock Appreciation Rights granted independently of any Option, based upon the adjustments made to Common Stock.

          (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, the Plan shall terminate. Notwithstanding the foregoing, the Committee may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Awards theretofore granted or the substitution by such corporation for such Awards of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of this Plan by such successor corporation in which event this Plan and the Awards shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Awards.

          (c) In adjusting Awards to reflect the changes described in this
Section 6.2, or in determining that no such adjustment is necessary, the Committee may rely upon the advice of independent counsel and accountants of the Company, and the determination of the Committee shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

     6.3  Termination of Employment.
          --------------------------

          (a) If the Participant's service to or employment by the Company or any Subsidiary terminates for any reason other than Retirement, death or Total Disability, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 2.3, three months or such shorter period as is provided in the Award Agreement from the date of termination of services or employment to exercise any Option to the extent it shall have become exercisable on the date of termination of employment, and any Option not exercisable on that date shall terminate; provided that in no event shall such period be less than
                      ---------
30 days. Notwithstanding the preceding sentence, in the event the Participant is discharged for cause as determined by the Committee in its sole discretion, all Options shall lapse immediately upon such termination of services or employment.

          (b) If the Participant's service to or employment by the Company or any Subsidiary terminates as a result of Retirement or Total Disability, the Participant or Participant's Personal Representative, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by Section 2.3, 12 months or such shorter period as is provided in the Award Agreement from the date of termination of services or employment to exercise any Option to the extent it shall have become exercisable by the date of termination of services or employment and any Option not exercisable on that date shall terminate; provided
                                                                        --------
that in no event shall such period be less than six months.

          (c) If the Participant's service to or employment by the Company or any Subsidiary terminates as a result of death while the Participant is rendering services to the Company or any Subsidiary or is employed by the Company or any Subsidiary or during the 12 month period referred to in subsection (b) above, the Participant's Option shall be exercisable by the Participant's Beneficiary, subject to earlier termination pursuant to or as contemplated by Section 2.3, during the 12 month period or such shorter period as is provided in the Award Agreement following the Participant's death, as to all or any part of the shares of Common Stock covered thereby to the extent exercisable on the date of death (or earlier termination); provided that in no
                                                           ---------
event shall such period be less than six months.

          (d) Each Stock Appreciation Right granted concurrently with an Option shall have the same termination provisions and exercisability periods as the Option to which it relates. The termination provisions and exercisability periods of any Stock Appreciation Right granted independently of an Option shall be established in accordance with Section 3.2(d). The exercisability period of a Stock Appreciation Right shall not exceed that provided in Section 2.3 or in the related Award Agreement and the Stock Appreciation Right shall expire at the end of such exercisability period.

          (e) In the event of termination of services to or employment with the Company or any Subsidiary for any reason, (i) shares of Common Stock subject to the Participant's Restricted Stock Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not become vested on that date; and (ii) shares of Common Stock subject to the Participant's Performance Share Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.

          (f) In the event of termination of services to or employment with the Company or any Subsidiary for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, upon such terms as the Committee shall determine.

          (g) If an entity ceases to be a Subsidiary, such action shall be deemed for purposes of this Section 6.3 to be a termination of services or employment of each employee of that entity who does not continue as an employee of another entity within the Company.

          (h) Upon forfeiture of a Restricted Stock Award pursuant to this
Section 6.3, the Participant, or his or her Beneficiary or Personal Representative, as the case may be, shall transfer to the Company the portion of the Restricted Stock Award not vested at the date of termination of services or employment, without payment of any consideration by the Company for such transfer unless the Participant paid a purchase price in which case repayment, if any, of that price shall be governed by the Award Agreement. Notwithstanding any such transfer to the Company, or failure, refusal or neglect to transfer, by the Participant, or his or her Beneficiary or Personal Representative, as the case may be, such nonvested portion of any Restricted Stock Award shall be deemed transferred automatically to the Company on the date of termination of services or employment. The Participant's original acceptance of the Restricted Stock Award shall constitute his or her appointment of the Company and each of its authorized representatives as attorney(s)-in-fact to effect such transfer and to execute such documents as the Company or such representatives deem necessary or advisable in connection with such transfer.

     6.4  Acceleration of Awards.
          -----------------------

          Unless prior to an Event the Board determines that, upon its occurrence, there shall be no acceleration of Awards or determines those Awards which shall be accelerated and the extent to which they shall be accelerated, upon the occurrence of an Event (i) each Option and each related Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions and (iii) the number of shares covered by each Performance Share Award shall be issued to the Participant; subject, however, to compliance with applicable regulatory requirements, including without limitation Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act and Section 422A of the Code. For purposes of this section only, the Board shall mean the Board as constituted immediately prior to the Event.

     6.5  Government Regulations.
          -----------------------

          This Plan, the granting of Awards under this Plan and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no shares shall be issued by the Company, nor cash payments made by the Company, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

     6.6  Tax Withholding.
          ----------------

          (a) Upon the disposition by a Participant or other person of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422A of the Code, or upon the exercise of a Nonqualified Stock Option, the exercise of a Stock Appreciation Right, the vesting of a Restricted Stock Award or the payment of a Performance Share Award the Company shall have the right to (i) require such Participant or such other person to pay by cash or check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transactions or (ii) deduct from amounts paid in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amounts. The above notwithstanding, in any case where a tax is required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Participant may elect, pursuant to such rules as the Committee may establish, to have the Company reduce the number of such shares issued or transferred by the appropriate number of shares to accomplish such withholding; provided, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act.

          (b) The Committee may, in its discretion, permit a loan from the Company to a Participant in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received pursuant to a transaction described in subsection (a) above. Such a loan will be for a term, at a rate of interest and pursuant to such other terms and rules as the Committee may establish.

    6.7   Amendment, Termination and Suspension.
          --------------------------------------

          (a) The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan (or any part hereof). In addition, the Committee may, from time to time, amend or modify any provision of this Plan except Section 6.4 and, with the consent of the Participant, make such modifications of the terms and conditions of such Participant's Award as it shall deem advisable. The Committee, with the consent of the Participant, may also amend the terms of any Option to provide that the Option price of the shares remaining subject to the original Award shall be reestablished at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment. No modification of any other term or provision of any Option which is amended in accordance with the foregoing shall be required, although the Committee may, in its discretion, make such further modifications of any such Option as are not inconsistent with or prohibited by this Plan. No Awards may be granted during any suspension of this Plan or after its termination.

          (b) If an amendment would materially (i) increase the benefits accruing to Participants, (ii) increase the aggregate number of shares which may be issued under this Plan, or (iii) modify the requirements of eligibility for participation in this Plan, the amendment shall be approved by the Board and, to the extent then required by Rule 16b-3 under the Exchange Act, Section 425 of the Code or any successor provisions, rules or statutes thereto, by a majority of the shareholders; provided that the Board of Directors of the Company may make such amendments to the Plan as may be required by the California Department of Corporations.

          (c) In the case of Awards issued before the effective date of any amendment, suspension or termination of this Plan, such amendment, suspension or termination of the Plan shall not, without specific action of the Board or the Committee and the consent of the Participant, in any way modify, amend, alter or impair any rights or obligations under any Award previously granted under the Plan.

    6.8   Privileges of Stock Ownership; Nondistributive Intent.
          ------------------------------------------------------

          A Participant shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to him or her. Upon the issuance and transfer of shares to the Participant, unless a registration statement is in effect under the Securities Act and applicable state securities law, relating to such issued and transferred Common Stock and there is available for delivery a prospectus meeting the requirements of Section 10 of the Securities Act, the Common Stock may be issued and transferred to the Participant only if he or she represents and warrants in writing to the Company that the shares are being acquired for investment and not with a view to the resale or distribution thereof. No shares shall be issued and transferred unless and until there shall have been full compliance with any then applicable regulatory requirements (including those of exchanges upon which any Common Stock of the Company may be listed).

     6.9  Effective Date of the Plan.
          ---------------------------

          This Plan shall be effective upon its approval by the Board, subject to approval by the shareholders of the Company within twelve months from the date of such Board approval.

     6.10 Term of the Plan.
          -----------------

          Unless previously terminated by the Board, this Plan shall terminate at the close of business on January 24, 2005, and no Awards shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

     6.11 Governing Law.
          --------------

          This Plan and the documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of California. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

     6.12 Transfer and Other Restrictions under Rule 16b-3.
          -------------------------------------------------

          Any Option, similar right (including stock appreciation rights) or other Award that would constitute a derivative security (as such phrase is defined in Rule 16a-1 under the Exchange Act and used in Rule 16b-3 thereunder) and that is issued under this Plan shall not be transferable by the Participant other than by will, the laws of descent and distribution or pursuant to a QDRO. The designation of beneficiary by an officer or director of the Company shall not be deemed to constitute a transfer under this Plan.

          It is the intent of the Company that the Plan satisfy and be interpreted in a manner that in the case of

Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of the applicable Rule 16b-3 so that such persons will be entitled to the benefits of such rule or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder in respect of benefits intended by the Plan. In furtherance of such intent and the Company's intent to satisfy any applicable state securities laws, the Awards granted under all of the provisions of the Plan, in the discretion of the Committee, may be deemed granted under a separate plan if so required, notwithstanding the designation of this document as a single plan for convenience of reference and to establish certain provisions and limitations applicable to all authorized Awards. If any provision of the Plan or of any Award would frustrate or otherwise conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

    6.13  Financial Statements. The Company shall deliver to each
          --------------------
Participant in the Plan a copy of the Company's Consolidated Annual Report (or such other report as may be prepared by the Company on an annual basis containing financial statements of the Company for the prior fiscal year) within ninety (90) days after the end of the Company's fiscal year.

VII. DEFINITIONS.

     7.1  Definitions.
          ------------

          (a) "Award" means an Option, which may be designated as a Nonqualified
              ------
Stock Option or an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award or Performance Share Award, in each case granted under this Plan.

          (b) "Award Agreement" means a written agreement setting forth the
              ----------------
terms of an Award.

          (c) "Award Date" means the date upon which the Committee took the
              -----------
action granting an Award or such later date as is prescribed by the Committee or, in the case of Options granted under Section 2.6, the date specified in such
Section 2.6.

          (d) "Bank" means National Bank of Southern California, a national
              ------
banking association, so long as it is a Subsidiary.

          (e) "Beneficiary" means the person, persons, trust or trusts entitled
              --------------
by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant's death.

          (f) "Board" means the Board of Directors of the Company.
              -------

          (g) "Code" means the Internal Revenue Code of 1986, as amended from
              -------
time to time.

          (h) "Commission" means the Securities and Exchange Commission.
              -------------

          (i) "Committee" means the Compensation Committee appointed by the
              ------------
Board and consisting of three or more Board members or such greater number as may be required under applicable law, each of whom, during such time as one or more Participants may be subject to Section 16 of the Exchange Act, shall be a Disinterested Director; provided however, that the minimum number of members of the Committee may be reduced by the Board to the minimum number required by Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act, as then in effect.

          (j) "Common Stock" means the Common Stock of the Company.
              -------------

          (k) "Company" means California Commercial Bankshares, a California
              ----------
corporation, and its successors.

          (1) "Disinterested Director" shall mean a member of the Board who was
              -----------------------
not, during the year prior to being appointed to the Committee, or during the period of service as an administrator hereunder, granted or awarded equity securities pursuant to the Plan or pursuant to any other plan of the Company or its affiliates, except to the extent consistent with the disinterested plan administration requirements under Rule 16b-3.

          (m) "Eligible Employee" means an officer or employee of the Company or
              ------------------
a Subsidiary who has not served on the Committee within the preceding twelve months.

          (n)  "Event" means any of the following:
               ------

               (1) Approval by the shareholders of the Company of the dissolution or liquidation of the Company or the Bank;

               (2) Approval by the shareholders of the Company of an agreement to merge or consolidate, or otherwise reorganize the Company or the Bank, with or into one or more entities other than Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Company; or

               (3) Approval by the shareholders of the Company of the sale of substantially all of the business assets of the Company or the Bank to a person or entity which is not a Subsidiary.

          (o) "Exchange Act" means the Securities Exchange Act of 1934, as
              ---------------
amended.

          (p) "Fair Market Value" means (i) if the stock is listed or admitted
              --------------------
to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street
                                                           ---------------
Journal, of the principal national securities exchange on which the stock is so
- ---------
listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the values established by the Committee for purposes of the Plan.

          (q) "Incentive Stock Option" means an option which is designated as an
              -------------------------
incentive stock option within the meaning of Section 422A of the Code, the award of which contains such provisions as are necessary to comply with that section.

          (r) "Non-Employee Director" means a member of the Board who is not an
              ------------------------
officer or employee of the Company or any of its Subsidiaries.

          (s) "Non-Employee Director Participant" means a Non-Employee Director
              ------------------------------------
who has been granted an Option under Section 2.6.

          (t) "Nonqualified Stock Option" means an option which is designated as
              ----------------------------
a Nonqualified Stock Option.

          (u) "Option" means an option to purchase Common Stock under this Plan.
              ---------
An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option.

          (v) "Participant" means an Eligible Employee who has been granted an
              --------------
Award.

          (w) "Performance Share Award" means an award of shares of cash or
              --------------------------
Common Stock, the issuance of which is contingent upon attainment of performance objectives specified by the Committee.

          (x) "Personal Representative" means the person or persons who, upon
              --------------------------
the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the power to exercise the rights and receive the benefits specified in this Plan.

          (y) "Plan" means the California Commercial Bankshares 1995 Stock Award
              -------
Plan.

          (z) "QDRO" shall mean an order requiring the transfer of an Award or
              -------
portion thereof pursuant to a state domestic relations law to the spouse, former spouse, child or other dependent of a Participant. Such order must be in a form substantially identical to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.

          (aa) "Restricted Stock" means those shares of Common Stock issued
               -------------------
pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

          (bb) "Restricted Stock Award" means an award of a fixed number of
               -------------------------
shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

          (cc) "Retirement" means retirement from employment by or providing
               -------------
services to the Company or any Subsidiary after age 65 and, in the case of employees, in accordance with the retirement policies of the Company then in effect.

          (dd) "Securities Act" means the Securities Act of 1933, as amended.
               -----------------

          (ee) "Stock Appreciation Right" means a right to receive a number of
               ---------------------------
shares of Common Stock or an amount of cash, or a combination of shares and cash, determined as provided in Section 3.3(a).

          (ff) "Subsidiary" means any corporation or other entity a majority or
               -------------
more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

          (gg) "Total Disability" means a "permanent and total disability"
               -------------------
within the meaning of Section 22(e)(3) of the Code.